EXHIBIT 99.1

HBT FINANCIAL, INC. AND TRI-COUNTY FINANCIAL GROUP, INC.
JOINTLY ANNOUNCE STRATEGIC TRANSACTION
Bloomington, IL and Mendota, IL, August 10, 2026 – HBT Financial, Inc. (NASDAQ: HBT) (the “Company” or “HBT Financial” or “HBT”), the holding company for Heartland Bank and Trust Company (“Heartland Bank”), and Tri-County Financial Group, Inc. (OTC: TYFG) (“Tri-County”), the holding company for First State Bank in Mendota, Illinois (“First State Bank”), today jointly announced the signing of a definitive agreement pursuant to which Tri-County will merge with and into HBT Financial in a combined common stock/cash transaction valued at approximately $204.6 million, based on HBT Financial’s closing stock price of $36.35 as of August 7, 2026. The combined company will have approximately $8.3 billion in total assets, $6.0 billion in total loans, and approximately $7.1 billion in total deposits, with branch locations across Illinois, eastern Iowa, and suburban St. Louis.
First State Bank is a community bank with 19 banking locations throughout central and northern Illinois. Offering commercial and personal banking services, as well as treasury and wealth management services and certain insurance offerings, First State Bank had total assets of $1.6 billion, total loans of $1.3 billion, and total deposits of $1.3 billion as of June 30, 2026.
Our two organizations share a relationship-based approach to banking and a deep commitment to the communities that we serve which makes this combination a clear cultural fit. It strengthens our footprint in central Illinois and the Chicago MSA and, through greater scale, expands product opportunities for First State Bank customers. This transaction will represent the twelfth merger that HBT Financial has been a part of since 2007, and we feel that the team’s extensive integration experience will make this a smooth transition.
The transaction has been unanimously approved by each company’s board of directors, and shareholders collectively holding approximately 28% of the outstanding shares of Tri-County common stock have entered into voting agreements pursuant to which they have agreed, among other things, to vote their shares of Tri-County common stock in favor of the transaction. The merger is expected to close in the first quarter of 2027, subject to approval by Tri-County’s shareholders, required regulatory approvals, and other customary closing conditions.
Fred L. Drake, Executive Chairman of HBT Financial, said, “First State Bank is a fine addition to Heartland Bank. I have followed their bank for many years, and as we serve several of the same markets, I know their communities are very similar to ours. We share a heritage as longstanding, solid community banks. We look forward to getting to know their staff and working with their customers.”
J. Lance Carter, President and CEO of HBT Financial and Heartland Bank, added, “I look forward to working with Kirk Ross and his team at First State Bank to continue to deliver high-quality service to their customers. Our banks share strong roots in the communities that we have served for generations in central and north central Illinois. HBT’s disciplined approach to M&A has allowed us to maintain strong financial performance while expanding our asset base and the communities that we serve. We are confident our merger with First State Bank will continue that success.”
Thomas K. Prescott, Chairman of Tri-County, said, “I believe this merger marks an exciting new chapter for our organization. It is also rooted in the same principles that have guided us for decades: serving customers well, supporting our communities, and creating long-term value for our shareholders. We are delighted to partner with an institution that shares those beliefs and are confident that the future holds tremendous promise for everyone connected to our bank.”

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Kirk L. Ross, President and CEO of Tri-County, added, “We are looking forward to the opportunities this partnership will create. Together, we will be stronger, more innovative, and better positioned to meet the evolving needs of those we serve, while remaining committed to the relationships and personal service that define who we are.”
Transaction Information
Under the terms of the merger agreement, Tri-County shareholders will have the right to receive either (1) 2.4589 shares of HBT Financial’s common stock for each share of Tri-County stock, (2) $71.01 per share in cash, or (3) a combination of cash and stock consideration, subject to adjustment and to the election and proration provisions in the merger agreement. Based upon HBT Financial’s closing stock price of $36.35 on August 7, 2026, the implied per share purchase price is $82.89 with an aggregate transaction value of approximately $204.6 million. Upon closing of the transaction, shareholders of Tri-County are expected to hold approximately 9% of HBT Financial’s outstanding common stock. Pursuant to the merger agreement, at the effective time of the merger, HBT Financial expects to appoint current Tri-County director Thomas K. Prescott to the Boards of Directors of HBT Financial and Heartland Bank, subject to HBT Financial’s corporate governance procedures.
A presentation with additional information on the transaction can be found on HBT Financial’s investor relations website at ir.hbtfinancial.com.
Advisors
Vedder Price P.C. served as legal counsel and Piper Sandler & Co. served as financial advisor to HBT Financial.
Barack Ferrazzano Kirschbaum & Nagelberg LLP served as legal counsel and Performance Trust Capital Partners, LLC served as financial advisor to Tri-County.
About HBT Financial, Inc.
HBT Financial, Inc., headquartered in Bloomington, Illinois, is the holding company for Heartland Bank and Trust Company, and has banking roots that can be traced back to 1920. HBT Financial provides a comprehensive suite of financial products and services to consumers, businesses, and municipal entities throughout Illinois, eastern Iowa, and suburban St. Louis through 83 full-service branches. As of June 30, 2026, HBT Financial had total assets of $6.7 billion, total loans of $4.8 billion, and total deposits of $5.8 billion.
About Tri-County Financial Group, Inc.
Tri-County Financial Group, Inc., headquartered in Mendota, Illinois, is the parent holding company for First State Bank, with offices in Mendota, Batavia, Bloomington, Champaign, Geneva, LaMoille, McNabb, North Aurora, Ottawa, Peru, Princeton, Rochelle, Shabbona, St. Charles, Streator, Sycamore, Waterman and West Brooklyn. First State Bank is the parent company of First State Mortgage Services, LLC and First State Insurance. Tri-County Financial Group, Inc. shares are quoted under the symbol TYFG and traded on OTCQX. As of June 30, 2026, Tri-County had total assets of $1.6 billion, total loans of $1.3 billion, and total deposits of $1.3 billion.
Forward-Looking Statements
Certain statements in this news release, including any statements regarding the expected timetable for completion of the proposed transaction, the results, effects and benefits of the proposed transaction, future opportunities and any other statements regarding future expectations, beliefs, plans, objectives, financial statements regarding future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements based on assumptions currently believed to be valid. The words “anticipate,” “believe,” “expect,” “if,” “estimate,” “will,” “potential,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements include statements regarding the completion of the proposed transaction and the anticipated growth opportunities from the proposed transaction. The forward-

HBT Financial, Inc.

looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995.
These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, the possibility that shareholders of Tri-County may not approve the merger agreement; the risk that a condition to closing of the proposed transaction may not be satisfied, that either party may terminate the merger agreement or that the closing of the proposed transaction might be delayed or not occur at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; the diversion of management time on transaction-related issues; the ultimate timing, outcome and results of integrating the operations of Tri-County into those of HBT Financial; the effects of the merger in HBT Financial’s future financial condition, results of operations, strategy and plans; and regulatory approvals of the transaction.
Additional factors that could cause results to differ materially from those described above can be found in HBT Financial’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 6, 2026, and in its subsequently filed Quarterly Reports on Form 10-Q, and in other documents HBT Financial files with the Securities and Exchange Commission (“SEC”), each of which is on file with the SEC and available from HBT Financial’s website at https://ir.hbtfinancial.com.
All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither HBT Financial nor Tri-County assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.
Important Information and Where to Find It
In connection with the proposed transaction, HBT Financial will file materials with the SEC, including a Registration Statement on Form S-4 of HBT Financial that will include a proxy statement of Tri-County and a prospectus of HBT Financial. After the Registration Statement is declared effective by the SEC, HBT Financial and Tri-County intend to mail a definitive proxy statement/prospectus to the shareholders of Tri-County. This news release is not a substitute for the proxy statement/prospectus or the Registration Statement or for any other document that HBT Financial may file with the SEC and send to Tri-County’s shareholders in connection with the proposed transaction. TRI-COUNTY’S SHAREHOLDERS ARE URGED TO CAREFULLY AND THOROUGHLY READ THE PROXY STATEMENT/PROSPECTUS AND THE REGISTRATION STATEMENT, AS MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY HBT FINANCIAL WITH THE SEC, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HBT FINANCIAL, TRI-COUNTY, THE PROPOSED TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS.
Investors will be able to obtain free copies of the Registration Statement and proxy statement/prospectus, as each may be amended from time to time, and other relevant documents filed by HBT Financial with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by HBT Financial will be available free of charge from HBT Financial’s website at https://ir.hbtfinancial.com or by contacting HBT Financial’s Investor Relations Department at HBTIR@hbtbank.com
Participants in the Proxy Solicitation
HBT Financial, Tri-County and their respective directors and certain of their executive officers and other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Tri-County’s shareholders in connection with the proposed transaction. Information regarding the executive officers and directors of HBT Financial is included in its definitive proxy statement for its 2026 annual meeting filed with the SEC on April 8, 2026. Information regarding the executive officers and directors of Tri-County and additional information regarding the persons who may be deemed participants and their direct and indirect interests, by security holdings or otherwise, will be set forth in the Registration

HBT Financial, Inc.

Statement and proxy statement/prospectus and other materials when they are filed with the SEC in connection with the proposed transaction. Free copies of these documents may be obtained as described in the paragraphs above
No Offer or Solicitation
Communications in this news release do not constitute an offer to sell or the solicitation of an offer to subscribe for or buy any securities or a solicitation of any vote or approval with respect to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
CONTACTS:
With respect to HBT Financial
Peter Chapman
HBTIR@hbtbank.com
(309) 664-4556
With respect to Tri-County Financial Group, Inc.
Lana Eddy, Secretary
leddy@firststatebank.biz
(815) 538-2265